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January 23, 2012

MainStay Funds Trust 51 Madison Avenue New York, NY 10010

Re:	Registration Statement on Form N-14
(MainStay S&P 500 Index Fund, a series of MainStay Funds Trust)

Ladies and Gentlemen:

We have acted as counsel for MainStay Funds Trust (the “Trust”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transfer of all of the assets of the MainStay Equity Index Fund, a series of The MainStay Funds (the “Equity Index Fund”), to the MainStay S&P 500 Index Fund, a series of the Trust (the “S&P 500 Fund”), in exchange for the issuance of Class A shares of beneficial interest of the S&P 500 Fund, par value $0.001 per share (the “Shares”), and the assumption of the Equity Index Fund’s liabilities by the S&P 500 Fund pursuant to the proposed reorganization as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”) by the Trust, on behalf of the S&P 500 Fund, and The MainStay Funds, on behalf of the Equity Index Fund, as filed with the Registration Statement.

In connection with the opinion set forth herein, you have provided to us originals, drafts, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a draft of the Registration Statement; a draft of the Agreement; the Declaration of Trust of the Trust dated April 8, 2009; and the By-Laws of the Trust dated April 8, 2009 (the “By-Laws”).  We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinion expressed below.

In rendering this opinion we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Board of Trustees of the Trust (the “Trustees”); (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

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January 23, 2012 Page 2

Based upon the foregoing, we are of the opinion that the Shares proposed to be registered pursuant to the Registration Statement, as made effective by the Commission, will have been validly authorized and, when issued in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally issued and will be fully paid and non-assessable by the Trust.

The opinion expressed herein is limited to the laws of the State of Delaware and the federal securities laws of the United States.  We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction.  The opinion expressed herein is solely for your benefit and may not be relied on in any manner or for any purpose by any other person.  We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom.  The opinion expressed herein is given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the use of our name in the Registration Statement, unless and until we revoke such consent.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP